Exhibit 99.1

Axogen, Inc. Reports  2019 Second Quarter Financial Results

Second Quarter Revenue of $26.7 million, Representing 30%  Growth Versus Second Quarter 2018

ALACHUA, FL – August 6, 2019 – Axogen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for  damage or transection to peripheral nerves, today reported financial results and business highlights for the second quarter ended June 30, 2019.

Second Quarter 2019 Financial Results and Recent Business Highlights

•	Revenue of $26.7 million, an increase of 30% compared to second quarter 2018 revenue of $20.6 million
•	Gross margin of 84.1% compared to 84.9% in the second quarter of 2018
•	Net loss for the quarter was $7.0 million, or $0.18 per share, compared to net loss of $7.4 million, or $0.20 per share in the second quarter of 2018
•	Adjusted net loss for the second quarter of 2019 was $3.7 million, or $0.10 per share, compared with adjusted net loss of $3.2 million, or $0.09 per share, in the second quarter of 2018
•	Adjusted EBITDA loss of $4.1 million compared to Adjusted EBITDA loss of $2.6 million in the second quarter of 2018
•	Announced milestone of 100 peer-reviewed clinical publications featuring Axogen’s nerve repair product portfolio
•	Completed enrollment of the pilot phase of REPOSESM, a study evaluating the effectiveness of Axoguard Nerve Cap® in the management of painful neuroma

“We are pleased with the progress we’ve made strengthening our commercial execution,” said Karen Zaderej, chairman, chief executive officer, and president of Axogen.  “The investments we’ve made position us for continued success and productivity improvements as we develop the peripheral nerve repair market.”

Additional Second Quarter and Recent Operational Highlights

•	Increased active accounts in the second quarter to 762, up 20% from 634 a year ago
•	Ended the quarter with 100 direct sales representatives and 19 independent agencies
•	Conducted seven national education courses in the second quarter, including one Fellows program, and expect to conduct 25 programs in total during 2019

•	Ended the quarter with $109.1 million in cash, cash equivalents, and investments compared to $113.8 million at the end of the first quarter of 2019.

“Research findings published over the past 10 years have provided evidence of positive outcomes with Axogen’s portfolio of products in sensory, mixed and motor nerves, and in both short and long gap nerve repairs,” noted Zaderej. “Clinical evidence plays a critical role in surgeon decision making. The breadth and depth of our clinical evidence is unique in peripheral nerve repair and strengthens our position as the leader in this developing market.”

2019 Financial Guidance

The Company is updating its previous revenue guidance range for the full-year 2019 and now anticipates revenue of approximately $106 million to $110 million. Management reiterates its expectation for gross margin to remain above 80%. Additionally, the Company continues to expect to have at least 115 direct sales representatives by year-end.

Conference Call

The Company will host a conference call and webcast for the investment community today at 4:30 p.m. ET. Investors interested in participating by phone are invited to call toll free at 1-877-407-0993 or use the direct dial-in number 1-201-689-8795. Those interested in listening to the conference call live via the Internet can do so by visiting the Investors page of the Company’s website at www.axogeninc.com and clicking on the webcast link on the Investors home page.

Following the conference call, a replay will be available on the Company’s website at www.axogeninc.com under Investors.

About Axogen

Axogen (AXGN) is the leading company focused specifically on the science, development and commercialization of technologies for peripheral nerve regeneration and repair. We are passionate about helping to restore peripheral nerve function and quality of life to patients with physical damage or transection to peripheral nerves by providing innovative, clinically proven and economically effective repair solutions for surgeons and health care providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve, or the inability to properly reconnect peripheral nerves, can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.

Axogen's platform for peripheral nerve repair features a comprehensive portfolio of products, including Avance® Nerve Graft, a biologically active off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site; Axoguard® Nerve Connector, a porcine submucosa extracellular matrix (ECM) coaptation aid for tensionless repair of severed peripheral nerves; Axoguard® Nerve

Protector, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments; and Avive® Soft Tissue Membrane, a minimally processed human umbilical cord membrane that may be used as a resorbable soft tissue covering to separate tissue layers and modulate inflammation in the surgical bed. Along with these core surgical products, Axogen also offers Acroval® Neurosensory & Motor Testing System and Axotouch® Two-Point Discriminator. These evaluation and measurement tools assist health care professionals in detecting changes in sensation, assessing return of sensory, grip, and pinch function, evaluating effective treatment interventions, and providing feedback to patients on peripheral nerve function. The Axogen portfolio of products is available in the United States, Canada, the United Kingdom, and several other European and international countries.

Cautionary Statements Concerning Forward-Looking Statements
This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events, or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,” “may,” “should,” “will,” “goals,” and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding our growth, our 2019 guidance, product development, product potential, financial performance, sales growth, product adoption, market awareness of our products, data validation, our assessment of our internal controls over financial reporting, our visibility at and sponsorship of conferences and educational events. The forward-looking statements are and will be subject to risks and uncertainties, which may cause actual results to differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements contained in this press release should be evaluated together with the many uncertainties that affect our business and our market, particularly those discussed under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31,  2018, as well as other risks and cautionary statements set forth in our filings with the U.S. Securities and Exchange Commission. Forward-looking statements are not a guarantee of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by applicable law, we assume no responsibility to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or otherwise.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, we use the non-GAAP financial measures of EBITDA, which measures earnings before interest, income taxes, depreciation and amortization, and Adjusted EBITDA which further excludes non-cash stock compensation expense.  We also use the non-GAAP financial measures of Adjusted Net Loss and Adjusted Net Loss Per Common Share - basic and diluted which excludes non-cash stock compensation expense and loss on extinguishment of debt from Net Loss and Net Loss Per Common Share - basic and diluted, respectively.  These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Axogen’s GAAP financial measures to the corresponding non-GAAP measures should be carefully evaluated.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods.  We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

Contact: Axogen, Inc. Kaila Krum, Vice President, Investor Relations and Corporate Development kkrum@axogeninc.com InvestorRelations@AxogenInc.com

AXOGEN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$24,878	$24,294
Restricted Cash	6,000	6,000
Short-term investments	78,185	92,311
Accounts receivable, net	16,285	15,321
Inventory	13,587	11,982
Prepaid expenses and other	2,357	1,045
Total current assets	141,292	150,953
Property and equipment, net	9,757	8,039
Operating lease right-of-use assets	4,051	—
Finance lease right-of-use assets	99	—
Intangible assets	1,404	1,181
Total assets	$156,603	$160,173

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$14,382	$12,998
Current maturities of long term obligations	1,832	28
Contract liabilities, current	19	18
Total current liabilities	16,233	13,044
Long-term obligations, net of current maturities and deferred financing fees	2,381	35
Other long-term liabilties	—	70
Contract liabilities	29	42
Total liabilities	18,643	13,191
Shareholders’ equity:
Common stock, $.01 par value; 100,000,000 shares authorized; 39,252,294 and 38,900,875 shares issued and outstanding	393	389
Additional paid-in capital	304,819	297,319
Accumulated deficit	(167,252)	(150,726)
Total shareholders’ equity	137,960	146,982
Total liabilities and shareholders' equity	$156,603	$160,173

AXOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Six Months ended June 30, 2019 and 2018

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018
Revenues	$26,701	$20,584	$49,986	$37,844
Cost of goods sold	4,244	3,106	7,958	5,818
Gross profit	22,457	17,478	42,028	32,026
Costs and expenses:
Sales and marketing	18,467	14,026	34,901	26,495
Research and development	4,282	2,601	8,421	4,660
General and administrative	7,380	5,669	16,581	10,681
Total costs and expenses	30,129	22,296	59,903	41,836
Loss from operations	(7,672)	(4,818)	(17,875)	(9,810)
Other income (expense):
Interest income	654	156	1,370	157
Interest expense	(11)	(544)	(25)	(1,130)
Interest expense – deferred financing costs	—	(21)	—	(81)
Loss on extinguishment of debt	—	(2,186)	—	(2,186)
Other expense	6	(15)	4	(16)
Total other expense	649	(2,610)	1,349	(3,256)
Net loss	$(7,023)	$(7,428)	$(16,526)	$(13,066)
Weighted Average Common Shares outstanding – basic and diluted	39,175	36,677	39,055	35,605
Loss Per Common share – basic and diluted	$(0.18)	$(0.20)	$(0.42)	$(0.37)

Adjusted Net Loss - non GAAP	(3,738)	(3,201)	(9,741)	(7,110)
Adjusted Net Loss Per Common Share - basic and diluted	$(0.10)	$(0.09)	$(0.25)	$(0.20)

AXOGEN, INC.

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

Three and Six Months ended June 30, 2019 and 2018

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018
Net loss	$(7,023)	$(7,428)	$(16,526)	$(13,066)
Depreciation and amortization expense	264	215	514	415
Investment income	(654)	(156)	(1,370)	(157)
Income tax	(12)	—	(12)	13
Interest expense	11	2,751	25	3,397
EBITDA - non GAAP	$(7,414)	$(4,618)	$(17,369)	$(9,398)

Non cash stock compensation expense	2,674	2,041	4,989	3,770
Litigation and related costs	611	—	1,796	—
Adjusted EBITDA - non GAAP	$(4,129)	$(2,577)	$(10,584)	$(5,628)

Net loss	$(7,023)	$(7,428)	$(16,526)	$(13,066)
Non cash stock compensation expense	2,674	2,041	4,989	3,770
Litigation and related costs	611	—	1,796	—
Loss on extinguishment of debt	—	2,186	—	2,186
Adjusted Net Loss - non GAAP	$(3,738)	$(3,201)	$(9,741)	$(7,110)
Weighted Average Common Shares outstanding – basic and diluted	39,175	36,677	39,055	35,605
Adjusted Net Loss Per Common Share - basic and diluted	$(0.10)	$(0.09)	$(0.25)	$(0.20)

AXOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

Six Months Ended June 30, 2019 and 2018

(unaudited)

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Shareholders' Equity
For the Three Months Ended June 30, 2019:
Balance at March 31, 2019	$391	$300,582	$(160,229)	$140,744
Net Loss	—	—	(7,023)	(7,023)
Stock-based compensation	—	2,674	—	2,674
Exercise of stock options and employee stock purchase plan	2	1,563	—	1,565
Balance at June 30, 2019	$393	$304,819	$(167,252)	$137,960

For the Six Months Ended June 30, 2019:
Balance at December 31, 2018	$389	$297,319	$(150,726)	$146,982
Net Loss	—	—	(16,526)	(16,526)
Stock-based compensation	—	4,989	—	4,989
Exercise of stock options and employee stock purchase plan	4	2,511	—	2,515
Balance at June 30, 2019	$393	$304,819	$(167,252)	$137,960

For the Three Months Ended June 30, 2018:
Balance at March 31, 2018	$346	$155,313	$(133,967)	$21,692
Net Loss	—	—	(7,428)	(7,428)
Issuance of common stock	35	132,671	—	132,706
Stock-based compensation	—	2,041	—	2,041
Exercise of stock options and employee stock purchase plan	2	1,490	—	1,492
Balance at June 30, 2018	$383	$291,515	$(141,395)	$150,503

For the Six Months Ended June 30, 2018:
Balance at December 31, 2018	$343	$153,168	$(128,329)	$25,182
Net Loss	—	—	(13,066)	(13,066)
Issuance of common stock	35	132,671	—	132,706
Stock-based compensation	—	3,770	—	3,770
Exercise of stock options and employee stock purchase plan	5	1,906	—	1,911
Balance at June 30, 2018	$383	$291,515	$(141,395)	$150,503

AXOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Six Months ended June 30, 2019 and 2018

(unaudited)

	Six Months Ended
	June 30,	June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(16,526)	$(13,066)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	439	375
Amortization of right-of-use assets	891	—
Amortization of intangible assets	56	40
Amortization of deferred financing costs	—	81
Loss on extinguishment of debt	—	2,186
Provision for bad debt	(159)	130
Provision for inventory write down	(95)	582
Change in investment gains and losses	(602)	—
Share-based compensation	4,989	3,770
Change in assets and liabilities:
Accounts receivable	(805)	(1,424)
Inventory	(1,510)	(2,948)
Prepaid expenses and other	(1,312)	(454)
Accounts payable and accrued expenses	816	839
Operating Lease Obligations	(846)	—
Cash paid for interest portion of Finance Leases	(2)	—
Contract and other liabilities	(12)	(31)
Net cash used in operating activities	(14,678)	(9,920)

Cash flows from investing activities:
Purchase of short-term investments	(84,142)	—
Purchase of property and equipment	(1,685)	(654)
Sale/Maturities of short-term investments	98,871	—
Cash payments for intangible assets	(280)	(260)
Net cash provided by/ (used for) investing activities	12,764	(914)

Cash flows from financing activities:
Proceeds from the issuance of common stock	—	132,963
Cash paid for equity offering	—	(257)
Borrowing on revolving loan	—	26,253
Payments on revolving loan and prepayment penalties	—	(30,489)
Repayments of long term debt and prepayment penalties	—	(22,492)
Cash paid for debt portion of finance leases	(17)	—
Proceeds from exercise of stock options and warrants	2,515	1,911
Net cash provided by financing activities	2,498	107,889

Net increase in cash, cash equivalents and restricted cash	584	97,055
Cash, cash equivalents and restricted cash, beginning of year	30,294	36,507
Cash, cash equivalents and restricted cash, end of period	$30,878	$133,562

Supplemental disclosures of cash flow activity:
Cash paid for interest	25	1,328
Supplemental disclosure of non-cash investing and financing activities
Acquisition of fixed assets in accounts payable and accrued expenses	567	—
Right-of-use asset and operating lease liability	26	—